Exhibit 99.4

FOR USE BY BENEFICIAL OWNERS OF EXISTING NOTES

INSTRUCTION LETTER

Relating to the Offers by

Telefónica de Argentina S.A.

to Exchange

11 7/8% Notes due 2007 and Cash

FOR

Existing 11 7/8% Notes due 2004

AND

9 1/8% Notes due 2010 and Cash

FOR

Existing 9 1/8% Notes due 2008

AND

Solicitations of Proxies to Vote in favor of Amendments to the

Terms of the Existing Notes

The “Expiration Date” for the exchange offers is 11:59 p.m., New York City time, on July 15, 2003, unless extended. The “Proxy Delivery Deadline” is at 5:00 p.m., New York City time, on June 30, 2003, unless extended. Tenders of existing 11 7/8% Notes due 2004 (the “Existing 2004 Notes”) and existing 9 1/8% Notes due 2008 (the “Existing 2008 Notes” and, together with the Existing 2004 Notes, the “Existing Notes”) may be withdrawn prior to the later of (i) the initial Proxy Delivery Deadline or (ii) 11:59 p.m. on the business day next succeeding the date that the Company publicly announces that the Comisión Nacional de Valores of Argentina has approved the public offering of the New Notes. If a holder tenders Existing Notes prior to the Proxy Delivery Deadline, such tendering holder will have delivered its proxy to vote in favor of the 2004 or 2008 Proposed Resolution, as the case may be. A holder’s proxy to vote in favor of such Proposed Resolution may be withdrawn only by validly withdrawing its tender of Existing Notes prior to the initial Proxy Delivery Deadline. After the initial Proxy Delivery Deadline, a proxy may not be withdrawn even if the Company were to provide withdrawal rights to holders of the Existing Notes after that date.

To Our Clients:

Enclosed for your consideration is a prospectus and proxy solicitation (including the documents incorporated by reference therein) dated June 17, 2003 (the “Prospectus and Proxy Solicitation”) and a related Letter of Transmittal (as amended or supplemented through the Expiration Date, the “Offering Documents”) of Telefónica de Argentina S.A. (the “Company”) relating to the Company’s (a) offers (the “Exchange Offers”) to exchange, (i) for Existing Notes validly tendered before the Proxy Delivery Deadline,

•	for each U.S.$1,000 principal amount of 11 7/8% Notes due 2004 (Cusip: 879378AC1; ISIN: US879378AC15) (the “Existing 2004 Notes”), U.S.$850 principal amount of the Company’s new 11 7/8% due 2007 (the “New 2007 Notes”), plus U.S.$150 in cash (U.S.$75 of which constitutes a Proxy Payment);

•	for each U.S.$1,000 principal amount of 9 1/8% Notes due 2008 (Cusips: 879378AD9 and P90325AE4; ISIN: USP90325AE48) (the “Existing 2008 Notes”, and together with the Existing 2004 Notes, the “Existing Notes”), U.S.$900 principal amount of the Company’s new 9 1/8% Notes due 2010 (the “New 2010 Notes” and, together with the New 2007 Notes, the “New Notes”), plus U.S.$100 in cash (U.S.$50 of which constitutes a Proxy Payment);

and (ii) for Existing Notes validly tendered after the Proxy Delivery Deadline,

•	for each U.S.$1,000 principal amount of Existing 2004 Notes, U.S.$925 principal amount of New 2007 Notes, plus U.S.$75 in cash;

•	for each U.S.$1,000 principal amount of Existing 2008 Notes, U.S.$950 principal amount of New 2010 Notes, plus U.S.$50 in cash;

and (b) solicitations of proxies (the “Proxy Solicitations”) from the holders of the Existing Notes to vote in favor of the 2004 or 2008 Proposed Resolution (together, the “Proposed Resolutions”), as the case may be, that would authorize amendments to the indenture governing the Existing 2004 Notes and the terms and conditions of the Existing 2008 Notes to delete substantially all of the covenants and events of default, as well as certain reporting requirements. In addition, the amendments would also increase the principal amount of Existing Notes that is required to accelerate the Existing Notes from 25% to 51% and, in the case of the Existing 2004 Notes, eliminate the ability of the trustee to accelerate the Existing 2004 Notes absent instructions from the relevant majority of Existing Notes, in each case on the terms and subject to the conditions set forth in the Offering Documents. All capitalized terms used herein but not defined herein shall have the same meanings ascribed to them in the Letter of Transmittal.

In order to vote in favor of the relevant Proposed Resolution and receive the Proxy Payment, the Exchange Agent must receive a proxy to vote in favor of such Proposed Resolution by no later than the Proxy Delivery Deadline, which shall be 5:00 p.m. (New York City time) on June 30, 2003, unless extended. Accordingly, in order to vote in favor of the Proposed Resolutions we must receive your instructions to tender your Existing Notes well in advance of the relevant Proxy Delivery Deadline.

The Offering Documents are being forwarded to you as the beneficial owner of Existing Notes carried by us for your account or benefit, but not registered in your name. A tender of any Existing Notes and delivery of the related proxies with respect to any Existing Notes may only be made by us as the registered holder pursuant to your instructions.

Accordingly, we request instructions as to whether you wish us to tender, and deliver proxies with respect to, all or any of the Existing Notes held by us for your account. We urge you to read carefully the Offering Documents before instructing us to tender your Existing Notes and to provide the related proxies with respect to such Existing Notes.

Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Existing Notes and provide the related proxies on your behalf in accordance with the provisions of the Exchange Offers. The Exchange Offers will expire on the Expiration Date. If you wish to receive the Proxy Payment for delivering your proxy before the Proxy Delivery Deadline, we must receive your instruction well in advance of the Proxy Delivery Deadline in order to allow us sufficient time to tender the Existing Notes on your behalf prior to the Proxy Delivery Deadline.

Your attention is directed to the following:

1.  The Company is offering to exchange New Notes for Existing Notes and cash as set forth out above, with a cash payment (the “Proxy Payment”) for tenders of Existing Notes for which a proxy has been delivered prior to the Proxy Delivery Deadline equal to U.S.$75 per U.S.$1,000 principal amount of Existing 2004 Notes and U.S.$50 per U.S.$1,000 principal amount of Existing 2008 Notes.

2.  You do not have to tender all of your Existing Notes to participate in the Exchange Offers.

3.  New Notes will be issued in multiples of US$1,000. Any fractional principal amount of New Notes will be paid in cash.

4.  The New Notes will be issued under an indenture to be entered into between the Company, The Bank of New York, as trustee and co-registrar principal paying agent, and Banco Río de la Plata S.A., as registrar and paying agent. A complete description of the New Notes is set forth in the Prospectus and Proxy Solicitation under the caption “Description of the New Notes”.

5.  The Exchange Offers are for all of the Existing Notes.

6.  The New Notes will pay interest as follows:

New 2007 Notes	May 1 and November 1 of each year, commencing November 1, 2003.
New 2010 Notes	May 7 and November 7 of each year, commencing November 7, 2003.

You will also receive any accrued and unpaid interest on your Existing Notes up to, but not including, the settlement date of the relevant Exchange Offer. Interest on each series of New Notes issued in the Exchange Offers will accrue from the settlement date of the relevant Exchange Offer.

7.  Each holder that tenders Existing Notes prior to the Proxy Delivery Deadline will have (a) delivered its proxy to vote in favor of the 2004 or 2008 Proposed Resolution, as the case may be, and (b) appointed the Exchange Agent or representatives of the Exchange Agent to appear on its behalf as proxy with authority at the 2004 or 2008 Noteholders’ Meeting to vote for the 2004 or 2008 Proposed Resolution, as the case may be.

8.  You may not tender your Existing Notes prior to the Proxy Delivery Deadline without delivering a proxy to vote in favor of the Proposed Resolutions.

9.  If you wish us to deliver proxies and tender your Existing Notes pursuant to the Exchange Offers so that you may receive the Proxy Payment you must instruct us well in advance of the Proxy Delivery Deadline in order for us to tender your Existing Notes prior to the Proxy Delivery Deadline.

10.  The Company’s obligation to pay for tendered Existing Notes and to make cash payments is subject to certain conditions set forth in the Prospectus and Proxy Solicitation under the captions “The Exchange Offers—Minimum Tenders of Existing Notes” and “The Exchange Offers—General Conditions to the Exchange Offers.”

11.  Any transfer taxes incident to the transfer of Existing Notes from the tendering holder to the Company will be paid by the Company, except as provided in the Prospectus and Proxy Solicitation.

12.  You should refer to the section titled “Taxation” in the Prospectus and Proxy Solicitation for a description of the U.S. federal income tax consequences of the Exchange Offers.

13. You should read the Letter of Transmittal, pursuant to which we may on your behalf make the representations, warranties and agreements contained therein, including but not limited to the waivers and releases with respect to the Existing Notes.

If you wish to have us tender and/or deliver proxies with respect to any or all of your Existing Notes held by us for your account or benefit pursuant to the Exchange Offers, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Existing Notes held by us and registered in our name for your account or to deliver proxies.

INSTRUCTIONS TO TENDER

I.    AMOUNT TO BE TENDERED FOR EXCHANGE

The undersigned hereby accepts the Exchange Offers described in the Prospectus and Proxy Solicitation and is tendering for exchange Existing Notes of the Company. This will instruct you to tender for exchange the following Existing Notes:

DESCRIPTION OF EXISTING NOTES TENDERED

Series of Existing Notes Being Tendered	Account Number Where Your Existing Notes are Held With Us	Aggregate Principal Amount of Existing Notes

11 7/8% Notes due 2004

9 1/8% Notes due 2008

If a holder validly tenders prior to the Proxy Delivery Deadline, such holder will have delivered its proxy and appointed the Exchange Agent or its representatives to appear as proxy on its behalf at the relevant noteholders’ meeting to vote in favor of the relevant Proposed Resolution.

By signing and returning these Instructions to Tender, the undersigned hereby certifies that it is the beneficial owner of the face amount of Existing Notes set forth above and has full power and authority to vote such Existing Notes. The undersigned also acknowledges that the solicitation is subject to all the terms and conditions set forth in the Prospectus and Proxy Solicitation.

II.    APPOINTMENT OF PROXIES

The undersigned acknowledges that by delivering this completed and signed Instruction Letter to the holder of record of the undersigned’s Existing Notes, the undersigned will have (a) delivered its proxy to vote in favor of the Proposed Resolutions in respect of the relevant series of Existing Notes and (b) authorized the appointment of the Exchange Agent or representatives of the Exchange Agent as proxy of the undersigned to attend, act and vote in the name and on behalf of the undersigned with respect to the principal amount of the Existing Notes indicated herein at a meeting of holders of the relevant series of Existing Notes to be held at the locations and times described in the Prospectus and Proxy Solicitation, and at any adjournment or postponement thereof (each such meeting, as adjourned or postponed, a “Meeting”), with full power of substitution as if the undersigned were present at the relevant Meeting, to vote FOR the Proposed Resolutions in respect of the relevant series of Existing Notes.

III.    CONFIRMATION OF RECEIPT OF PROSPECTUS AND PROXY SOLICITATION

By signing these Instructions to Tender, the undersigned certifies that the undersigned has been provided with a copy of the Prospectus and Proxy Solicitation and Letter of Transmittal.

IV.    PROCESSING FEE

NAME AND ADDRESS OF BROKER, DEALER, COMMERCIAL BANK,

TRUST COMPANY OR ANY OTHER ELIGIBLE RECIPIENT WHICH

SOLICITED INSTRUCTIONS TO TENDER

If you are

•	a beneficial owner and

•	are tendering less than an aggregate of U.S.$100,000 of each class Existing Notes in the Exchange Offers,

then you may designate below the broker, dealer, commercial bank, trust company or any other eligible recipient which solicited your tender for exchange (such entity, the “Processor”) so that, in the event of a successful Exchange Offer for your class of Existing Notes, such entity may receive a processing fee (the “Processing Fee”) equal to 0.25% of the aggregate principal amount of the Existing Notes of such series tendered (up to a maximum of U.S.$250,000 per bank or financial institution and its affiliates) to be paid by the Company in the event your Existing Notes are accepted for exchange.

Name of Firm

(Please Print)

Name of Individual at Firm, if known

Address

(Include Zip Code)

V.    ADDITIONAL INFORMATION

Name of Person Delivering Instructions and Signing Below: (Print or Type)

Social Security or Federal Tax I.D. No.: (Optional)

By: (If Appropriate)

Title: (If Appropriate)

Address: (Street)

City, State and Zip Code:

Country:

Telephone Number: (        )

Signature(s):

Date:

* * * *

You are irrevocably authorized to produce this Instruction Letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby, including the Exchange Agent with respect to the payment of the Processing Fee.

Date Authorized	Signature of beneficial owner or duly authorized representative

IT IS RECOMMENDED THAT YOU DELIVER THESE INSTRUCTIONS TO TENDER TO THE PERSON WHO SOLICITED YOUR TENDER AT LEAST 48 HOURS PRIOR TO THE EXPIRATION DATE OR PROXY DELIVERY DATE, AS THE CASE MAY BE. PLEASE CONTACT THAT PERSON TO CONFIRM THE DEADLINE FOR DELIVERY SO THAT YOUR INSTRUCTIONS MAY BE PROCESSED IN A TIMELY MANNER. IF THE COMPLETED INSTRUCTIONS TO TENDER ARE NOT RECEIVED IN A TIMELY MANNER YOUR EXISTING NOTES MAY NOT BE ACCEPTED FOR TENDER OR YOU MAY NOT RECEIVE THE PROXY PAYMENT.

HOW TO COMPLETE THE INSTRUCTIONS TO TENDER

To properly tender Existing Notes, please follow the procedures described below:

1.  Indicate in Section I the principal amount of Existing Notes you wish to tender for exchange;

2.  Read and understand Section II (Appointment of Proxies);

3.  Make sure that you have received and reviewed the Offering Documents;

4.  Sign and date the Instructions to Tender;

5.  If you believe you have received any incorrect or incomplete documents, including the Instruction Letter, contact your broker, dealer, nominee or other person who sent you these materials immediately; and

6.  Return all pages of the completed Instruction Letter to your broker, dealer, nominee or other person who sent you these materials.

This Instruction Letter must be received by your broker, dealer or other person who solicited your tender for exchange of Existing Notes and delivery of related proxies in order to participate in the Exchange Offers. Please confirm the cutoff time for receipt of your Instruction Letter by your broker, dealer, or other person who solicited your tenders for exchange so that they may process and tender for exchange your Existing Notes by the Expiration Date or the Proxy Delivery Date, as the case may be.

IF YOU HAVE ANY QUESTIONS REGARDING THE EXCHANGE OFFERS OR THIS INSTRUCTION LETTER, INCLUDING THE INSTRUCTIONS TO TENDER, PLEASE CALL THE DEALER MANAGER AND SOLICITATION AGENT AT ITS PHONE NUMBER LISTED ON THE BACK COVER PAGE OF THE OFFERING DOCUMENTS.